UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2008

MONARCH INVESTMENT PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52754	84-1251553

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 N. Military Trail, Suite 203, Boca Raton, Florida	33431

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 391-6117

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

          This Current Report on Form 8-K (the “Form 8-K”) and other reports filed by Monarch Investment Properties, Inc. (the “Company”) contain or may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. While forward-looking statements sometimes are presented with numerical specificity, they are based on various assumptions made by management regarding future events over which the Company has little or no control. Forward-looking statements may include, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations and intentions and are intended to be made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including “anticipate,” “believe,” “estimate,” “forecast,” “expect,” “intends,” “plans” and similar expressions. The Company’s ability to predict projected results or the effect of events on the Company’s operating results is inherently uncertain. Forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those discussed in this document. The Company cautions readers that forward-looking statements, including without limitation, those relating to future business prospects, revenues, working capital, liquidity, and income, are subject to certain risks and uncertainties that would cause actual results to differ materially from those indicated in the forward-looking statements. These risks and uncertainties include, but are not limited to, the Company’s ability to continue as a going concern; the availability of financing on terms acceptable to the Company; management’s ability to maintain an effective system of internal control over financial reporting and disclosure controls and procedures; the Company’s and its management’s ability to consummate a merger or other business combination transaction; and the possibility that the consideration described herein will not be timely paid to the Company, if at all. As a result, potential investors are cautioned not to place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update or revise any forward-looking statements.

Item 1.01.	Entry into a Material Definitive Agreement.

          On May 24, 2008, the Company and All American Home Products, LLC, a Florida limited liability company (“All American”), executed an amendment (the “Amendment”) to their previously announced merger agreement (the “Merger Agreement”), dated as of December 18, 2007, pursuant to which All American will merge with and into the Company (the “Merger”).

          The Amendment is effective as of February 29, 2008 and provides that each unit of outstanding membership interest of All American is to be converted into one share of common stock, par value $0.001 per share, of the Company, on the terms and conditions set forth in the Merger Agreement. In addition, the Amendment provides, subject to certain exceptions, that the Merger Agreement may be terminated by the Company if the closing of the Merger has not occurred within thirty (30) days after the Company has filed its definitive information statement with the Securities and Exchange Commission. In the event that the Merger Agreement is terminated in this manner, All American is obligated to pay all of the costs incurred by the Company relating to the proposed Merger and certain of the Company’s liabilities (collectively, the “Merger Liabilities”) within thirty (30) days after the Merger Agreement is terminated. If All American fails to pay these obligations within such time, All American will be responsible for all of the Company’s costs of collection, including attorney’s fees, and interest will accrue on the unpaid balance at the rate of 18% per annum. All American has the right to terminate the Merger Agreement only in the event of a material breach by the Company of its obligations under the Merger Agreement.

          As consideration for entering into the Amendment, All American agreed to pay the Company, an aggregate of $100,000 (“Amendment Consideration”), which will be credited against the amount All American is required to pay pursuant to the Merger Agreement in assuming certain of the Company’s obligations, as well as all fees and expenses of Strategic Capital Resources, Inc., the Company’s principal stockholder, incurred by it in connection with the Merger. All American paid $10,000 of the Amendment Consideration to the Company prior to execution of the Amendment and $40,000 on or about May 27, 2008. The Amendment provides that the remaining $50,000 is due on or before June 30, 2008. The Amendment further provides that if All American fails to make the additional Amendment Consideration payments in a timely manner, the Merger Agreement will terminate without notice, and in the event of such termination, All American will be obligated to pay the Merger Liabilities as if the Merger Agreement had been terminated by the Company.

          The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such document that is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

          The following exhibit is filed herewith:

Exhibit No.	Description

2.1	Amendment to Agreement and Plan of Merger, effective as of February 29, 2008, by and among Monarch Investment Properties, Inc. and All American Home Products, LLC

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2008

MONARCH INVESTMENT PROPERTIES, INC.

By:	/s/ DAVID MILLER

Name:	David Miller
Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment to Agreement and Plan of Merger, effective as of February 29, 2008, by and among Monarch Investment Properties, Inc. and All American Home Products, LLC